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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of MONY Holdings, LLC of our reports dated February 7, 2002 relating to the financial statements of the MONY Life Insurance Company and subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP


New York, New York
July 12, 2002